9135 Ridgeline Blvd., Suite 200 Highlands Ranch, CO 80129

Certification Regarding Compliance with Applicable Servicing Criteria

1.

Nationstar Mortgage LLC dba Mr. Cooper Master Servicing (“MCMS”), a wholly-owned subsidiary of Mr. Cooper Group Inc., is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of December 31, 2024 and for the period from January 1, 2024 through December 31, 2024 (the “Reporting Period”), as set forth in Appendix A hereto. The transactions covered by this report (these transactions are collectively referred to as the “Master Servicing Platform”) include asset-backed securities transactions for which MCMS acted as master servicer, registered on or after January 1, 2006, involving residential mortgage loans, as listed in Appendix B hereto;

2.	MCMS has not engaged vendors to perform significant activities pertaining to the applicable servicing criteria

3.	Except as set forth in paragraph 4 below, MCMS used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;

4.

The criteria listed in the column titled “Inapplicable Servicing Criteria” on Appendix A hereto are inapplicable to MCMS based on the activities it performed with respect to the Master Servicing Platform as of December 31, 2024 and for the Reporting Period;

5.	MCMS has complied, in all material respects, with the applicable servicing criteria as of December 31, 2024 and for the Reporting Period with respect to the Platform taken as a whole

6.

Ernst & Young LLP, an independent registered public accounting firm, has issued an attestation report on MCMS’s assessment of compliance with the applicable servicing criteria for the Reporting Period.

March 7, 2025

Nationstar Mortgage LLC

dba Mr. Cooper Master Servicing

By:

Name: Jay Jones Jr.

Title: Executive Vice President, Servicing

By:

Name: Michele Olds

Title: Senior Vice President, Master Servicing

Mr. Cooper Master Servicing, a DBA of Nationstar Mortgage LLC

APPENDIX A

	SERVICING CRITERIA	APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed by Nationstar (dba Mr. Cooper Master Servicing)	Performed by Vendor(s) for which Nationstar (dba Mr. Cooper Master Servicing) is the Responsible Party	Performed by Sub-servicer(s) or Vendor(s) for which Nationstar (dba Mr. Cooper Master Servicing) is NOT the Responsible Party	NOT Performed by Nationstar (dba Mr. Cooper Master Servicing) or by Sub- servicer or Vendor(s) retained by Nationstar
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.				X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.				X
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

X
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	X
Cash Collection and Administration
1122(d)(2)(i)

Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

X
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

X
1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured	X

Mr. Cooper Master Servicing, a DBA of Nationstar Mortgage LLC

	SERVICING CRITERIA	APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed by Nationstar (dba Mr. Cooper Master Servicing)	Performed by Vendor(s) for which Nationstar (dba Mr. Cooper Master Servicing) is the Responsible Party	Performed by Sub-servicer(s) or Vendor(s) for which Nationstar (dba Mr. Cooper Master Servicing) is NOT the Responsible Party	NOT Performed by Nationstar (dba Mr. Cooper Master Servicing) or by Sub- servicer or Vendor(s) retained by Nationstar depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
1122(d)(2)(vi)	Unissued checks are safeguarded to prevent unauthorized. access.				X
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

X
Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

		X1			X2
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X1
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other	X1

1 MCMS defines “investors” as parties to whom MCMS reports and remits to under the applicable transaction agreements.

2 MCMS is not responsible for the activity described in sub-criterion (c) of the criterion 1122(d)(3)(i) regarding reports filed with the Commission; therefore, no assessment of compliance is necessary.

Mr. Cooper Master Servicing, a DBA of Nationstar Mortgage LLC

	SERVICING CRITERIA	APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed by Nationstar (dba Mr. Cooper Master Servicing)	Performed by Vendor(s) for which Nationstar (dba Mr. Cooper Master Servicing) is the Responsible Party	Performed by Sub-servicer(s) or Vendor(s) for which Nationstar (dba Mr. Cooper Master Servicing) is NOT the Responsible Party	NOT Performed by Nationstar (dba Mr. Cooper Master Servicing) or by Sub- servicer or Vendor(s) retained by Nationstar number of days specified in the transaction agreements.
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X1
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool assets documents.				X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements				X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.				X
1122(d)(4)(iv)

Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the applicable servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

X
1122(d)(4)(v)	Servicer’s records regarding the pool assets agree with the Servicer’s record’s with respect to an obligor’s unpaid principal balance.				X
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor’s pool asset (e.g., loan modifications or re-aging's) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

X
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

X
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the

X

Mr. Cooper Master Servicing, a DBA of Nationstar Mortgage LLC

	SERVICING CRITERIA	APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed by Nationstar (dba Mr. Cooper Master Servicing)	Performed by Vendor(s) for which Nationstar (dba Mr. Cooper Master Servicing) is the Responsible Party	Performed by Sub-servicer(s) or Vendor(s) for which Nationstar (dba Mr. Cooper Master Servicing) is NOT the Responsible Party	NOT Performed by Nationstar (dba Mr. Cooper Master Servicing) or by Sub- servicer or Vendor(s) retained by Nationstar entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool assets documents.				X
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) Such funds are analyzed, in accordance with the obligor's pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) Interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) Such funds are returned to the obligor within 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

X
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the Servicer, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.				X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.				X

Mr. Cooper Master Servicing, a DBA of Nationstar Mortgage LLC

APPENDIX B

Deal Name
ARROYO 2019-1	CSMC 2021-INV1	GPMF 2006-AR4	LMT 2006-7
ARROYO 2019-2	CSMC 2021-INV2	GPMF 2006-AR5	LMT 2006-8
ARROYO 2019-3	CSMC 2021-NQM1	GPMF 2006-AR6	LMT 2006-9
ARROYO 2020-1	CSMC 2021-NQM2	GPMF 2006-AR7	LMT 2007-1
ARROYO 2021-1R	CSMC 2021-NQM3	GPMF 2006-AR8	LMT 2007-10
ARROYO 2022-1	CSMC 2021-NQM4	GPMF 2007-AR1	LMT 2007-2
ARROYO 2022-2	CSMC 2021-NQM5	GPMF 2007-AR2	LMT 2007-3
BAFC 2006-5	CSMC 2021-NQM6	GPMF 2007-AR3	LMT 2007-4
BAFC 2006-6	CSMC 2021-NQM7	GSAA 2006-1	LMT 2007-5
BAFC 2007-6	CSMC 2021-NQM8	GSAA 2006-12	LMT 2007-6
BNC 2006-1	CSMC 2022-ATH1	GSAA 2006-3	LMT 2007-7
BNC 2006-2	CSMC 2022-ATH2	GSAA 2006-5	LMT 2007-8
BNCMT 2007-1	CSMC 2022-ATH3	GSAA 2006-6	LMT 2007-9
BNCMT 2007-2	CSMC 2022-NQM1	GSAA 2006-9	LMT 2008-2
BNCMT 2007-3	CSMC 2022-NQM2	HALO 2006-2	LMT 2008-6
BNCMT 2007-4	CSMC 2022-NQM3	HALO 2007-1	LXS 2006-10N
CMLTI 2006-4	CSMC 2022-NQM4	HALO 2007-AR1	LXS 2006-11
CMLTI 2006-AR1	CSMC 2022-NQM5	HALO 2007-WF1	LXS 2006-12N
CMLTI 2006-AR2	CSMC 2022-NQM6	HASCO 2006-HE2	LXS 2006-13
CMLTI 2006-AR3	DRMT 2020-2	HASCO 2007-OPT1	LXS 2006-14N
CMLTI 2006-AR5	FEDERAL HOME LOAN BANK OF ATLANTA	HAWT 2021-INV1	LXS 2006-15
CMLTI 2006-AR6	FEDERAL HOME LOAN BANK OF CINCINNATI	HAWT 2021-INV2	LXS 2006-16N
CMLTI 2006-AR7	FEDERAL HOME LOAN BANK OF DES MOINES	HAWT 2021-INV3	LXS 2006-17
CMLTI 2006-AR9	FEDERAL HOME LOAN BANK OF INDIANAPOLIS	HOMES 2024-AFC1	LXS 2006-18N
CMLTI 2007-10	FFMLT 2006-FF10	HOMES 2024-AFC2	LXS 2006-19
CMLTI 2007-2	FFMLT 2006-FF12	ISAC 2006-1	LXS 2006-20
CMLTI 2007-6	FFMLT 2006-FF14	ISAC 2006-2	LXS 2006-2N
CMLTI 2007-AR1	FFMLT 2006-FF15	ISAC 2006-3	LXS 2006-3
CMLTI 2007-AR4	FFMLT 2006-FF17	ISAC 2006-4	LXS 2006-4N
CMLTI 2007-AR5	FFMLT 2006-FF2	ISAC 2006-5	LXS 2006-5
CMLTI 2007-AR7	FFMLT 2006-FFA	ISAC 2007-1	LXS 2006-7
CMLTI 2007-AR8	FFMLT 2006-FFB	ISAC 2007-2	LXS 2006-8
CSMC 2012-9	FHLBNY	ISAC 2007-3	LXS 2006-9
CSMC 2019-AFC1	GFMT 2018-1	LMT 2006-1	LXS 2006-GP1

Mr. Cooper Master Servicing, a DBA of Nationstar Mortgage LLC

Deal Name
CSMC 2019-NQM1	GFMT 2018-2	LMT 2006-2	LXS 2006-GP2
CSMC 2020-AFC1	GFMT 2019-1	LMT 2006-3	LXS 2006-GP3
CSMC 2020-NQM1	GFMT 2019-2	LMT 2006-4	LXS 2006-GP4
CSMC 2020-SPT1	GFMT 2019-H1	LMT 2006-5	LXS 2007-1
CSMC 2021-AFC1	GFMT 2020-H1	LMT 2006-6	LXS 2007-10H
LXS 2007-11	RALI 2007-QH5	SAS 2006-3H	SEMT 2017-5
LXS 2007-12N	RALI 2007-QH6	SAS 2006-AM1	SEMT 2017-6
LXS 2007-14H	RALI 2007-QH7	SAS 2006-BC1	SEMT 2017-7
LXS 2007-15N	RALI 2007-QH8	SAS 2006-BC6	SEMT 2017-CH1
LXS 2007-16N	RALI 2007-QH9	SAS 2006-NC1	SEMT 2017-CH2
LXS 2007-18N	RALI 2007-QO1	SAS 2006-OPT1	SEMT 2018-1
LXS 2007-20N	RALI 2007-QO2	SAS 2006-S1	SEMT 2018-2
LXS 2007-2N	RALI 2007-QO3	SAS 2006-S2	SEMT 2018-3
LXS 2007-3	RALI 2007-QO4	SAS 2006-S3	SEMT 2018-4
LXS 2007-4N	RALI 2007-QO5	SAS 2006-S4	SEMT 2018-5
LXS 2007-6	SAIL 2006-1	SAS 2006-WF1	SEMT 2018-6
LXS 2007-7N	SAIL 2006-2	SAS 2006-WF2	SEMT 2018-7
LXS 2007-8H	SAIL 2006-4	SAS 2006-WF3	SEMT 2018-CH1
LXS 2007-9	SAIL 2006-BNC1	SAS 2007-BC1	SEMT 2018-CH2
PRKCM 2021-AFC1	SAIL 2006-BNC2	SAS 2007-BC2	SEMT 2018-CH3
PRKCM 2021-AFC2	SAIL 2006-BNC3	SAS 2007-BC3	SEMT 2018-CH4
PRKCM 2022-AFC1	SARM 2006-1	SAS 2007-BC4	SEMT 2019-2
PRKCM 2022-AFC2	SARM 2006-10	SAS 2007-BNC1	SEMT 2019-3
PRKCM 2023-AFC1	SARM 2006-11	SAS 2007-EQ1	SEMT 2019-4
PRKCM 2023-AFC2	SARM 2006-12	SAS 2007-OSI	SEMT 2019-5
PRKCM 2023-AFC3	SARM 2006-2	SAS 2007-WF1	SEMT 2019-CH1
PRKCM 2023-AFC4	SARM 2006-3	SAS 2007-WF2	SEMT 2019-CH2
PRKCM 2024-AFC1	SARM 2006-4	SEMT 2013-10	SEMT 2019-CH3
PRKCM 2024-HOME1	SARM 2006-5	SEMT 2013-11	SEMT 2020-1
RALI 2006-QH1	SARM 2006-7	SEMT 2013-8	SEMT 2020-2
RALI 2006-QO1	SARM 2006-8	SEMT 2013-9	SEMT 2020-3
RALI 2006-QO10	SARM 2006-9	SEMT 2014-1	SEMT 2020-4
RALI 2006-QO2	SARM 2007-1	SEMT 2014-4	SEMT 2020-5
RALI 2006-QO3	SARM 2007-10	SEMT 2015-1	SEMT 2020-MC1
RALI 2006-QO4	SARM 2007-11	SEMT 2015-2	SEMT 2021-1
RALI 2006-QO5	SARM 2007-3	SEMT 2015-3	SEMT 2021-2
RALI 2006-QO6	SARM 2007-4	SEMT 2015-4	SEMT 2021-3
RALI 2006-QO7	SARM 2007-5	SEMT 2016-1	SEMT 2021-4

Mr. Cooper Master Servicing, a DBA of Nationstar Mortgage LLC

Deal Name
RALI 2006-QO8	SARM 2007-6	SEMT 2016-2	SEMT 2021-5
RALI 2006-QO9	SARM 2007-7	SEMT 2016-3	SEMT 2021-6
RALI 2007-QH1	SARM 2007-8	SEMT 2017-1	SEMT 2021-7
RALI 2007-QH2	SARM 2007-9	SEMT 2017-2	SEMT 2021-8
RALI 2007-QH3	SARM 2008-1	SEMT 2017-3	SEMT 2021-9
RALI 2007-QH4	SARM 2008-2	SEMT 2017-4	SEMT 2022-1
SEMT 2023-1	SEMT 2023-3	SEMT 2023-5	SEMT 2024-10
SEMT 2023-2	SEMT 2023-4	SEMT 2024-1	SEMT 2024-2
SEMT 2024-3	SEMT 2024-9	SGRMT 2021-2	SEMT 2024-8
SEMT 2024-4	SEMT 2024-HYB1	SGRMT 2022-1	SGRMT 2021-1
SEMT 2024-5	SEMT 2024-INV1	SGRMT 2022-2	WIN 2015-A
SEMT 2024-6	SGRMT 2019-3	SOFI 2016-1
SEMT 2024-7	SGRMT 2020-2	TBMLT 2018-3

Mr. Cooper Master Servicing, a DBA of Nationstar Mortgage LLC